Exhibit 32.1

                                  CERTIFICATION

         The certification set forth below is being submitted in connection with the quarterly report on Form 10-Q for the quarter ended June 28, 2003 of Burlington Industries, Inc. (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

         George W. Henderson, III, the Chief Executive Officer and Charles E. Peters, Jr., the Chief Financial Officer of Burlington Industries, Inc., each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Burlington Industries, Inc.


Date:  August 6, 2003
                                            /s/   George W. Henderson III
                                            -----------------------------
                                            Name: George W. Henderson III
                                            Chief Executive Officer


Date:  August 6, 2003
                                            /s/   Charles E. Peters, Jr.
                                            -----------------------------
                                            Name: Charles E. Peters, Jr.
                                            Chief Financial Officer